Exhibit 12

          Statement of computation of ratios.
     196

Statements re: Computation of Ratios
Item 1(l) Business - Statistical Disclosure VI. Return on Equity and Assets
Brenton Banks, Inc.
(Dollars in thousands)
December 31,                                1998         1997         1996


Return on average total assets:
      Net income (before deduction
        of minority interest)        $    21,071       18,753       14,618
      * divided by *
      Average assets                 $ 1,780,120    1,649,469    1,582,894

      Ratio                                 1.18%        1.14%        0.92%

   Return on average common
      stockholders' equity:
      Net income                     $    20,351       18,010       14,015
      * divided by *
      Average common stockholders'
         equity                      $   132,422      124,491      119,170

      Ratio                                15.37%       14.47%       11.76%

   Common dividend payout ratio:
      Cash dividends per share       $     0.349        0.248        0.188
      * divided by *
      Net income per share - diluted $      1.05         0.91         0.69

      Ratio                                33.24%       27.25%       27.25%

   Average equity to average
     assets:
      Average equity                 $   132,422      124,491      119,170
      * divided by *
      Average assets                 $ 1,780,120    1,649,469    1,582,894

      Ratio                                 7.44%        7.55%        7.53%

   Equity to assets ratio:
      Common stockholders' equity
        excluding unrealized gains
        (losses) on assets available
        for sale                     $   131,892      126,159      120,877
      * divided by *
      Total assets excluding
        unrealized gains (losses)
        on assets available for sale $ 1,936,238    1,715,264    1,631,018

      Ratio                                 6.81%        7.36%        7.41%

     197

December 31,                                1998         1997         1996

Tier 1 leverage capital ratio:
      Common stockholders' equity
        excluding unrealized gains
        (losses) on assets available
        for sale                     $   131,891      126,159      120,877
      Minority interest                    4,931        4,859        4,615
      Less: intangibles                   (1,970)      (2,087)      (2,704)
      Less: minimum MSR's to be
        deducted                            (388)         ---         (115)
      Tier 1 capital                 $   134,446      128,931      122,673
      * divided by *
      Quarterly average total
        assets excluding
        unrealized gains (losses)
        on assets available for sale   1,878,074    1,692,176    1,613,223
      Less: intangibles                   (1,970)      (2,087)      (2,704)
      Less: minimum MRS's to be
        deducted                            (388)         ---         (115)
      Tier 1 assets                  $ 1,875,716    1,690,089    1,610,404

      Ratio                                 7.17%        7.63%        7.62%

   Primary capital to assets:
      Common stockholders' equity
         excluding unrealized gains
         (losses) on assets
         available for sale          $   131,892      126,159      120,877
      Minority interest                    4,913        4,859        4,615
      Allowance for loan losses           14,172       12,732       11,328
      Primary capital                $   150,977      143,750      136,820
      * divided by *
      Total assets excluding
         unrealized gains (losses)
         on assets available for
         sale                        $ 1,936,238    1,715,264    1,631,018
      Allowance for loan losses           14,172       12,732       11,328
      Allowable assets               $ 1,950,410    1,727,996    1,642,346

      Ratio                                 7.74%        8.32%        8.33%

     198

December 31,                                1998         1997         1996

Net Noninterest Margin:
      Noninterest income             $    33,358       27,506       23,327
      Less: Securities gains
       (losses)                              665          494          321
      Less: Noninterest expense           61,392       57,699       56,091
      Net noninterest income         $   (28,699)     (30,687)     (33,085)
      * divided by *
      Year-to-date average assets    $ 1,780,120    1,649,469    1,582,894

      Ratio                                -1.61%       -1.86%       -2.09%

Efficiency Ratio:
      Noninterest expense            $    61,392        57,699       56,091
      * divided by *
      Noninterest income                  33,358        27,506       23,327
      Less: Securities gains (losses)        665           494          321
      Less: Loan gains (losses)               81            78           84
      T.E. net interest income            65,279        63,701       59,238
      Subtotal                            97,891        90,635       82,160

      Ratio                                62.71%        63.66%       68.27%

     199